Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of December 15, 2017, by and among Cellular Biomedicine Group Inc., a Delaware corporation with its principal place of business at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014 U.S.A. (the “Company”), and the purchasers whose names are set forth in Annex A (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

              WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to subscribe for and purchase from the Company, shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Certain Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), review, inquiry, hearing, proceeding or investigation, an opposition, revocation, reexamination, interference or similar proceeding by any Person or by or before any Governmental Authority.

 “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

 “the Purchaser” is defined in the preamble.

“the Purchaser Indemnified Parties” is defined in Section 10.2.

 “Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

 “Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of any kind, written or oral (including any amendments or other modifications thereto).

 “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body in each case whether domestic or foreign.

 “Indemnitee” is defined in Section 10.4(a).

“Indemnitor” is defined in Section 10.4(a).

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (a) Patents; (b) trademarks; (c) Copyrights; (d) trade secrets and other confidential or proprietary business information, including concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, methods, know-how, data, formulas, compositions, and methods, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) Software; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“IRS” means the U.S. Internal Revenue Service or any successor entity.

“Knowledge” means: (i) with respect to the Company, the knowledge of a particular matter by a U.S. Security Exchange Act Section 16 officer of the Company (“Officer”) in each case after due inquiry under the circumstances; (ii) with respect to each Officer, the knowledge of a particular matter by such Officer, in each case after due inquiry under the circumstances; and (iii) with respect to the Purchaser, the actual present knowledge of a particular matter by any of the directors or executive officers of the Purchaser, as applicable, without any duty of inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

 “Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

 “Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Loss” is defined in Section 10.2.

 “Material Adverse Effect” means, with respect to the Purchaser and the Company, any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) that has a material adverse effect on the business, properties, prospects, assets, Liabilities, condition (financial or otherwise), operations, licenses or other franchises or results of operations of business, or materially diminish the value of the business or its assets or materially increase the liabilities or (b) that materially impairs or delays the ability of the Purchaser or the Company to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby and thereby; provided, however, that a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (i) the economy in general, (ii) securities markets, regulatory or political conditions in the United States or China (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (iii) changes in applicable Laws or GAAP or the application or interpretation thereof, (iv) the industry in which the Company’s or the Company’s business operates and not specifically relating to the business or (v) a natural disaster (provided, that in the cases of clauses (i) through (v), the Company’s or the Purchaser’s business is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as the Company’s or the Purchaser’s business).

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, product registration, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Permitted Exceptions” means bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

 “Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Registrable Securities” is defined in Section 9.6.

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“the Company ” is defined in the preamble.

“the Company Indemnified Parties” is defined in Section 10.3.

“SEC Filings” mean any forms, reports and documents filed or furnished (including such documents, as supplemented and amended since the times of filing) by the Company with the Securities and Exchange Commission (the “SEC”) under the Exchange Act filed prior to the date of this Agreement

“Special Reps” is defined in Section 10.1.

 “Survival Date” is defined in Section 10.1.

 “Tax” means any applicable federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs duties, capital stock, franchise, profits, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of Treasury Regulation 1.1502-6, as a transferee or successor-in-interest, by contract or otherwise, and any Liability assumed or arising as a result of being, having been, or ceasing to be a member of any affiliated group (as defined in Section 1504(a) of the Internal revenue Service Code) (or being included or required to be included in any Tax Return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Third Party” shall mean any Person that is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Transaction Documents” mean this Agreement and all schedules, exhibits and appendices attached to hereto and thereto.

 ARTICLE II
PURCHASE AND SALE OF SHARES

2.1. Purchase of Shares. Upon the terms and subject to the conditions herein set forth, the Company hereby agrees to sell and deliver to the Purchasers, and the Purchasers hereby agree to purchase and acquire from the Company, an aggregate of 41,667 shares (the “Shares”) of Common Stock at the purchase price of Twelve U.S. Dollars ($12.00) per share, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) (the “Purchase Price”).

2.2. Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. EST, on or about December 22, 2017, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing” and such date is designated as the “Closing Date”).

ARTICLE III
CLOSING DELIVERABLE AND CLOSING CONDITIONS

3.1. Closing Deliveries by the Company.

At Closing, the Company shall deliver or cause to be delivered to the Purchasers:

(a) duly issued certificate evidencing the number of Shares sold in exchange for the Purchase Price paid at the closing registered in the name of the Purchaser;

(b) At Closing, executed counterparts of the Transaction Documents to which the Company is a party;

(c) a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 6.1(a).

3.2. Closing Deliveries by the Purchasers.

At the Closing, each Purchaser shall deliver to the Company:

(a) the Purchase Price by wire transfer in immediately available funds in US dollars to the bank account designated by the Company and provided in Exhibit 2 attached hereto;

(b) executed counterparts of the Transaction Documents to which such Purchaser is a party (including but not limited to the Investor Questionnaire attached as Exhibit 3 to this Agreement); and

(c) if the Purchaser is an entity, a certificate of a duly authorized officer of such Purchaser certifying as to the matters set forth in Section 7.1.

3.3. Conditions to Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of each date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date.

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions; and

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

3.4. Conditions to Obligations of the Purchasers.

 The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions;

(c) No Material Adverse Change. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect or above taken as a whole.

ARTICLE IV
[Intentionally omitted]

ARTICLE V
TERMINATION

5.1. Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by either the Purchasers or the Company in the event that any Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable;

(b) by the Company if the Purchasers shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VII, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to the Purchasers specifying such breach,

(c) by the Purchasers if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Purchaser to the Company specifying such breach; or

(d) by the mutual written consent of the Company and the Purchasers.

5.2 Effect of Termination. In the event of termination of this Agreement under this Section 5.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party hereto from liability for any willful breach of any provision of this Agreement.

 ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date, except as set forth in the SEC Filings, as follows:

6.1. Organization; Capitalization; Subsidiaries.

(a) The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, use and operate its assets and to conduct its business as and where it is being conducted.

(b) Exhibit 1 hereto sets forth all of the subsidiaries of the Company and their respective ownership of corporate interests in the Company as of the date hereof and as of the Closing Date. Except for employee stock options granted in the normal course of business, there are no other securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is bound to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any of its corporate interests or obligating the Company to sell, transfer, deliver, assign, convey or purchase or cause to be sold, transferred, delivered, assigned, conveyed or purchased any corporate interests in the Company.

6.2. Authorization. The Company has full power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Board of Directors’ action on the part of the Company. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and upon the execution and delivery thereof by the Company, will constitute, a legal, valid and binding obligation of the Company, as applicable, enforceable against the Company, as applicable, in accordance with their respective terms, except as the enforceability thereof may be limited by the Permitted Exceptions.

6.3. Valid Issuance of the Shares. The Shares to be issued to the Purchasers pursuant to this Agreement have been or will be upon issuance duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

6.4. DISCLAIMER OF FREEDOM TO OPERATE. THE COMPANY SPECIFICALLY DISLAIMS, AND NEITHER MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR NON-INFRINGMENT, OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, NOR WARRANTS THE ABILITY TO PROCEED WITH THE RESEARCH, DEVELOPMENT AND/OR COMMERCIAL PRODUCTION OF A NEW PRODUCT OR PROCESS WITHOUT A RISK OF INFRINGING THE INTELLECTUAL PROPERTY (IP) RIGHTS OF ANY THIRD PARTIES.

6.5. Litigation; Legal Matters. There is no Action pending or, to the Knowledge of the Company, threatened, whether at law or in equity, or before or by any Governmental Authority, nor any Order of any Governmental Authority which would have a Material Adverse Effect (without regard to the availability of insurance), and the Company has no Knowledge of any valid basis for any such Action.

6.6. Compliance with Laws. The Company is in compliance, and has complied, in all material respects with all Laws and Orders in respect of the ownership, operation, use or possession of its assets and/or the conduct of its business. None of the ownership, operation, use or possession of its assets or the conduct of the Company’s business conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Lien, Contract or any Law or Order to which the Company is a party or by which any of its assets or the Company’s business may be bound or affected. The Company has not received any written notice, order, complaint or other written communication from any Governmental Authority that the Company is not in compliance in all material respects with any such Laws and Orders with respect to the assets and/or the conduct of the Company’s business.

6.7. Taxes.

(a) The Company has filed all federal, state, local and other tax returns which it has been required to file which relate to or might in any way affect its assets and/or its business.  Each such return is true and accurate in all material respects.  The Company has timely paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes (whether or not shown on any tax return). There are no Liens with respect to taxes on any of its assets (other than statutory Liens for current taxes not yet due and payable).

(b) There are no pending or, to the Knowledge of the Company, threatened audits, investigations, disputes, notices of deficiency, claims or other Actions for or relating to any taxes of the Company which would reasonably be expected to result in any Liens on its assets or result in any material liability of the Company for any tax.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

7.1. Organization and Qualification. Each Purchaser, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

7.2. Authorization. Each Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes, and upon the execution and delivery thereof by such Purchaser, a legal, valid and binding obligation, as applicable, enforceable against each Purchaser in accordance with its terms. Such Purchaser has corporate power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby.

7.3. No Contravention. Neither the execution, delivery and performance of this Agreement by a Purchaser, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with, any provision of the governing documents of such Purchaser, (b) violate or conflict with any Law or Order to which such Purchaser is bound or subject, or (c) any Contract or Permit to which such Purchaser is a party or by which Party or such Purchaser may be bound or affected, other than, in cases of clauses (a) through (c), such violations or conflicts which not reasonably be expected to have a Material Adverse Effect.

7.4.         No Registration of the Shares. The Purchaser acknowledges that it is aware that (i) the Shares are restricted shares and have not been registered under the Securities Act and that the Shares cannot be and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Shares have not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless it is subsequently registered or qualified under any such act or an exemption therefrom is available, (iii) neither the Company, nor any representative of the Company has made any representation, warranty, or covenant whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act is, or will become, available, (iv) neither the Company, nor any Representative of the Company has made any representation, warranty, or covenant whatsoever as to whether any exemption from any applicable state law is, or will become, available, and (v) therefore, the Purchaser must agree to bear the economic risk of investment for an indefinite period of time.

7.5. Sophistication. Each Purchaser represents and warrants that it (i) is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. Each Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, (y) that it has not been organized for the purpose of acquiring Shares and (z) that it is being represented in this transaction by an attorney who is fully familiar with the securities laws affecting this transaction.

7.6. Intent. Each Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account, and not with a view towards the distribution or dissemination thereof. Each Purchaser has no present arrangement to sell the Shares to or through any person or entity. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

7.7. No Obligation to Register Shares. Each Purchaser understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist such Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

7.8. Investment Experience. Each Purchaser, or such Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Purchaser or his or her professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect his or her own interests in connection with the transactions described in this Agreement. Each Purchaser is able to afford the loss of his, her or its entire investment in the Shares.

7.9. Independent Investigation. Each Purchaser, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto. Each Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as such Purchaser has requested.

7.10. Not a Broker-Dealer. Each Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934, as amended (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Purchaser is a member of FINRA, or associated or Affiliated with a member of FINRA, such Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

7.11. Not an Underwriter. Each Purchaser is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

7.12. No Advice from Company. Each Purchaser acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibits hereto (including the risk factors relating to the Company attached hereto) and the transactions contemplated by this Agreement with such Purchaser’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement, each Purchaser is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Each Purchaser has consulted, to the extent deemed appropriate by such Purchaser, with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that its investment in the Securities is suitable and appropriate for such Purchaser.

7.13. Reliance on Representations and Warranties. Each Purchaser understands that the Shares are being offered and sold to such Purchaser in reliance on exemptions contained in specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

7.14.           Regulation S Exemption. To the extent that the Shares are being offered and sold to a Purchaser in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act (each, a “Reg. S Purchaser”), such Purchaser represents, warrants and agrees that:

(a) The Purchaser is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(i) any natural person resident in the United States of America;

(ii) any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(iii) any estate of which any executor or administrator is a U.S. Person;

(iv) any trust of which any trustee is a U.S. Person;

(v) any agency or branch of a foreign entity located in the United States of America;

(vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(viii) any partnership, company, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(b) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(c) The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(d) The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(e) The Purchaser was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(f) Neither the Purchaser nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Purchaser and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(g) The transactions contemplated by this Agreement have not been pre-arranged with a Purchaser located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(h) Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

7.15. Review of Investor Questionnaire. Each Purchaser has carefully reviewed and completed the Investor Questionnaire annexed hereto as Exhibit 3.

7.16. No Advertisements. Each Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

7.17. Legend. Each Purchaser acknowledges and agrees that the Shares shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Article VIII hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.

7.18. Economic Considerations. Each Purchaser is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. Each Purchaser has relied solely on his, her or its own advisors.

7.19. Compliance with Laws. Any resale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Each Purchaser will not offer to sell or sell the Shares in any jurisdiction unless such Purchaser obtains all required consents, if any. Each Purchaser acknowledges that such Purchaser is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

7.20. Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

7.21. Investment Commitment. Each Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to such Purchaser's net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

7.22. Receipt of Information. Each Purchaser has received all documents, records, books and other information pertaining to such Purchaser’s investment in the Company that has been requested by the Purchaser.

7.23. Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit 3; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit 3.

7.24. No Reliance. Other than as set forth herein, each Purchaser is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares. Each Purchaser has consulted, to the extent deemed appropriate by such Purchaser, with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for the Purchaser.

7.25. No Governmental Review. Each Purchaser is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

7.26. Potential Loss of Investment; Risk Factors. Each Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. Each Purchaser has considered carefully and understands the risks associated with an investment in the Shares set forth in the SEC Filings.

7.27.  Anti Money Laundering Law Compliance. Each Purchaser, its Affiliates and each of their respective officers, directors, supervisors, managers, agents, and employees, has not violated, its purchase of the Shares will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with the anti-money laundering laws, regulations or government guidance regarding anti-money laundering, and international anti-money laundering principals or procedures of the United States, Hong Kong, People’s Republic of China and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti Money Laundering Laws”), and no Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchaser with respect to the Anti Money Laundering Laws is pending or, to the best knowledge of the Purchaser, threatened.

ARTICLE VIII
LEGENDS, ETC.

8.1. Legend. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

Investment pursuant to Regulation D:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Investment pursuant to Regulation S:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

8.2. The Purchasers’ Compliance. Nothing in this Article VIII shall affect in any way each Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

8.3. Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

ARTICLE IX
OTHER AGREEMENTS

9.1. Further Assurances. In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party(ies) (unless otherwise specified herein or unless such requesting party(ies) is entitled to indemnification therefor under ARTICLE X in which case, the costs and expense will be borne by the parties as set forth in ARTICLE X).

9.2. Confidentiality. Each Purchaser shall, and shall cause their respective Affiliates to: (a) treat and hold in strict confidence any confidential or proprietary information relating to the information obtained from such Purchaser’s due diligence on the Company (“Confidential Information”), and will not use for any purpose, nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without the Company’s prior written consent; (b) in the event that any of them becomes legally compelled to disclose any Confidential Information, to provide the Company with prompt written notice of such requirement so that the Company or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 9.2; (c) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 9.2, to furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information; (d) to the extent permitted by applicable Law, to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company any and all copies (in whatever form or medium) of all such Confidential Information and to destroy any and all additional copies of such Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that Confidential Information shall not include any information which, at the time of disclosure, is generally available publicly and was not disclosed in breach of this Agreement by such Purchaser or their respective Affiliates. Each Purchaser agrees and acknowledge that remedies at law for any breach of its obligations under this Section 9.2 are inadequate and that in addition thereto the Company (or an Affiliate thereof) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

9.3. Publicity. None of the parties hereto shall, and each party shall cause their respective Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the transactions contemplated hereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except (i) as required by applicable Law after conferring with the other parties concerning the timing and content of such required disclosure, and (ii) in the case of the Company, as may be required of the Company by applicable Law (including any Securities and Exchange Commission rules) or stock exchange’s requirement.

9.4. Litigation Support. Following the Closing, in the event that and for so long as any party is actively contesting or defending against any third party or Governmental Authority Action in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the transactions contemplated herein, the other parties will (i) reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, (ii) make available its personnel at reasonable times and upon reasonable notice and (iii) provide (A) such testimony and (B) access to its non-privileged books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless such contesting or defending party is entitled to indemnification therefor under ARTICLE X in which case, the costs and expense will be borne by the parties as set forth in ARTICLE X).

9.5.  Registration Statement. The Company shall prepare and file a registration statement with the SEC on Form S-1 or equivalent form covering the registration of the Shares as soon as practicable, and to cause such registration statement to be declared effective by the SEC.

9.6. Piggyback Registration Rights. The Company agrees that if, after the date hereof, the Board shall authorize the filing of a registration statement under the Securities Act (other than a registration statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv) for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction) in connection with the proposed offer of any of its securities by it or any corporation with which it may combine or merge subsequent to the Offering, the Company shall: (A) promptly notify each Purchaser that such registration statement will be filed and that the Shares purchased pursuant to this Agreement and then held by such Purchaser (hereinafter the “Registrable Securities”) will be included in such registration statement at such Purchaser’s request; (B) cause such registration statement to cover all of such Registrable Securities issued to such Purchaser for which such Purchaser requests inclusion; (C) use reasonable best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Purchasers to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Purchasers to promptly effect the proposed sale or other disposition, but no later than the date that, assuming compliance with all of the requirements of Rule 144 promulgated under the Securities Act, the Purchaser would be entitled to sell all the Registrable Securities pursuant to Rule 144 without limitation. If the Purchaser desires to include in such registration statement all or any part of the Registrable Securities held by him/her/it, he/she/it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Purchaser. If a Purchaser decides not to include all of his/her/its Registrable Securities in any registration statement thereafter filed by the Company, such Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. As used in this Section 9.6, the term “Shares” refers to the purchased Shares, all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which such Purchaser is entitled by reason of such Purchaser’s ownership of the Shares. Notwithstanding the foregoing, Purchasers holding Registrable Securities proposing to distribute their securities through a registration statement that involves an underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering, and satisfy such other, customary terms and conditions as the underwriter or underwriters may reasonably impose. Additionally, the Company shall not be required to include any of a Purchaser’s Registrable Securities in such underwriting unless such Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriter(s), and then only in such quantity as the underwriter or underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Purchasers in proportion (as nearly as practicable to) the number of Registrable Securities owned by each such Purchaser or in such other proportions as shall mutually be agreed to by all such selling Purchasers.

ARTICLE X
INDEMNIFICATION

10.1. Survival. All representations and warranties of the Company and the Purchasers contained in this Agreement (including all schedules and exhibit hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second anniversary of the Closing Date; provided however that the representations and warranties contained in Sections 6.1 (Organization; Capitalization; Subsidiaries), 6.2 (Authorization), 6.1 (Organization), and 6.2 (Authorization) such representations and warranties collectively, the “Special Reps”) will survive indefinitely (in each case, the date until each such representation and warranty shall survive is herein referred to as the “Survival Date”). If written notice of a claim for breach of any representation or warranty has been given on or before the applicable Survival Date for such representation or warranty, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing indefinitely and continue until fully performed in accordance with their terms.

10.2. Indemnification by the Company. Except as otherwise limited by this ARTICLE X, the Company shall indemnify, defend and hold harmless each of the Purchasers, and their respective Affiliates, any assignee or successor thereof, and each officer, director, manager, employee, agent and Representative of each of the foregoing (collectively, “the Purchaser Indemnified Parties”) from and against, and pay or reimburse the Purchaser Indemnified Parties for, any and all losses, Actions, Orders, Liabilities, damages, diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) suffered or incurred by, or imposed upon, any Purchaser Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a) any breach of any representation, covenant, obligation or warranty of the Company in this Agreement;

(b) enforcing the Purchaser Indemnified Parties’ indemnification rights provided for hereunder.

10.3. Indemnification by the Purchasers. Except as otherwise limited by this ARTICLE X, the Purchasers shall indemnify, defend and hold harmless the Company, its respective Affiliates and each officer, manager, employee, agent and Representative of each of the foregoing (collectively, the “the Company Indemnified Parties”) from and against, and pay or reimburse the Company Indemnified Parties for, any and all Losses, suffered or incurred by, or imposed upon, any the Company Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a) any breach of any representation, covenant, obligation or warranty of the Purchasers in this Agreement;

(b) any and all Transfer Taxes as defined in Section 11.1; and

(c) enforcing the Company Indemnified Parties’ indemnification rights provided for hereunder.

10.4. Indemnification Procedures.

(a) For the purposes of this Agreement, (i) the term “Indemnitee” shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 10.2 or 10.3, as the case may be, and (ii) the term “Indemnitor” shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions.

(b) In the case of any claim for indemnification under this Agreement arising from a claim of a Third Party (including any Governmental Authority), an Indemnitee must give prompt written notice and, subject to the following sentence, in no case later than thirty (30) days after the Indemnitee’s receipt of notice of such claim, to the Purchasers or the Company of any claim of which such Indemnitee has knowledge and as to which it may request indemnification hereunder. The failure to give such notice will not, however, relieve an Indemnitor of its indemnification obligations except to the extent that the Indemnitor is actually harmed thereby. The Indemnitor will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the Indemnitor unless (i) the Indemnitor fails to acknowledge fully its obligations to the Indemnitee within fifteen (15) days after receiving notice of such Third Party claim or contests, in whole or in part, its indemnification obligations therefor, (ii) if the Indemnitor is a Purchaser, the applicable Third Party claimant is a Governmental Authority or a then-current customer of a Purchaser, or any of its respective Affiliates, (iii) if the Indemnitor is a Purchaser, an adverse judgment with respect to the claim will establish a precedent materially adverse to the continuing business interests of the Purchaser or any of their respective Affiliates, (iv) there is a conflict of interest between the Indemnitee and the Indemnitor in the conduct of such defense, (v) the applicable Third Party alleges claims of fraud, willful misconduct or intentional misrepresentation, or (vi) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee. If the Indemnitor elects, and is entitled, to compromise or defend such claim, it will within fifteen (15) days (or sooner, if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such claim. If the Indemnitor elects not to, or is not entitled under this Section 10.4(b) to, compromise or defend such claim, fails to notify the Indemnitee of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such claim which has been or will be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee (other than the delivery of a release for such claim and customary confidentiality obligations), except with the prior written consent of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any claim over the objection of the Indemnitee; provided, however, that consent by the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee will have the right to participate in the defense of any claim with counsel selected by it subject to the Indemnitor’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnitee; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the Indemnitee, the fees and disbursements of such counsel will be at the expense of the Indemnitor.

(c) Any indemnification claim that does not arise from a Third Party claim must be asserted by a written notice to the Purchasers or the Company. The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty (30) days, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering will be free to pursue such remedies as may be available to it under this Agreement or applicable Law.

10.5. Limitations on Indemnification.

(a) No Indemnitor shall be liable for an indemnification claim made under Section 10.2(a) or Section 10.3(a) as the case may be: (i) for which a claim for indemnification is not asserted hereunder on or before the applicable Survival Date, (ii) to the extent Losses incurred by the Purchaser Indemnified Parties in the aggregate under Section 10.2(a) or by the Company Indemnified Parties in the aggregate under Section 10.3(a), as applicable, exceed an amount equal the sum of $1,000,000 (the “Indemnification Cap”); and (iii) unless and until the Losses of the Purchaser Indemnified Parties collectively, or of the Company Indemnified Parties collectively, as applicable, exceed an aggregate amount equal to $500,000 (the “Basket”), in which case the applicable Indemnitor(s) shall be obligated to the Indemnitee(s) for the amount of such Losses of the Indemnitee(s) that exceed the Basket; provided, however, that the Basket and the Indemnification Cap shall not apply to (i) indemnification claims to the extent amounts are actually paid under insurance policies maintained by the Indemnitor (or any of its Affiliates) and (y) indemnification claims based, in whole or in part, on fraud, willful misconduct or intentional misrepresentation.

(b) The Basket and the Indemnification Cap shall apply only to indemnification claims made under Section 10.2(a) or Section 10.3(a) and shall not affect or apply to any other indemnification claim made pursuant to this Agreement, including those asserted under any other clause of Section 10.2 or Section 10.3.

10.6. General Indemnification Provisions.

(a) The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), including any indemnification received by the Indemnitee or such Affiliate from an unrelated party with respect to such Losses, net of the costs of collection and any related anticipated future increases in insurance premiums resulting from such Loss or insurance payment.

(b) No investigation by the Purchasers or Knowledge of the Purchasers of a breach of a representation or warranty of the Company shall affect the representations and warranties of the Company or the recourse available to the Purchasers under any provision of this Agreement (including ARTICLE X) with respect thereto.

(c)  Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnification provisions of this ARTICLE X, the amount of any Loss arising from the breach of any representation, warranty, covenant, obligation or agreement contained in this Agreement shall be the entire amount of any Loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion of the Loss that exceeds the relevant level of materiality, if any.

(d) Except to the extent otherwise provided in Section 10.7 below, any indemnification obligation of an Indemnitor under this ARTICLE X will be paid in cash within three (3) Business Days after the determination of such obligation in accordance with Section 10.4.

ARTICLE XI
TAX MATTERS

11.1. Transfer Taxes. All Taxes imposed in connection with the issuance of the Shares to the Purchasers (the “Transfer Taxes”), whether such Taxes are assessed initially against the Purchasers or any Affiliate of the Purchasers or the Company or any Affiliate thereof, shall be borne and paid by the Purchasers.

ARTICLE XII
GENERAL PROVISIONS

12.1. Expenses, Taxes, Etc. Except as otherwise expressly provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with the negotiation, execution, delivery of, and the performance under, this Agreement and the consummation of the transactions contemplated hereby.

12.2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) business days provide notice by another method under this Section 12.2) or (iii) five (5) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, to: Andy Chan 19925 Stevens Creek Blvd., Ste 100 Cupertino, CA 95014 Email: andy.chan@cellbiomedgroup.com	with a copy (which will not constitute notice) to: Ellenoff Grossman Schole LLP 1345 Avenue of the Americas, 11th floor New York, NY 10105 Attn: Sarah Williams, Esq Email: swilliams@egsllp.com
If to the Purchasers, to: their respective addresses as set forth on Annex A attached hereto.	with a copy (which will not constitute notice) to: [Name] [Company] [Address] Email:

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

12.3. Interpretation. The headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; (viii) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (ix) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule” and “Exhibit” are intended to refer to Sections, Schedules and exhibits to this Agreement.

12.4. Conflict Between Agreements. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties under this Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

12.5. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

12.6. No Third-Party Beneficiaries. Except for the indemnification rights of the Purchaser Indemnified Parties and the Company Indemnified Parties set forth herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

12.7. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (i) no Action or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the party against which such waiver or renunciation is charged; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; (iii) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder; and (iv) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8. Remedies. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such party will be entitled to (a) enforce such rights specifically, without posting a bond or other security, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a party will not preclude the exercise of any other remedy by such party.

12.9. Mutual Drafting. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any exhibits attached hereto) and the other Transactional Documents and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, (d) neither the drafting history nor the negotiating history of this Agreement or the other Transactional Documents may be used or referred to in connection with the construction or interpretation thereof, and (e) the terms and provisions of this Agreement will be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

12.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles).

12.11. Consent to Jurisdiction; Waivers. For purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York, (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 12.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 12.11, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

12.12. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS.

12.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or Transactional Documents or any signature page to this Agreement or any Transactional Documents, shall have the same validity and enforceability as an originally signed copy.

12.14. Entire Agreement. This Agreement (including the exhibits and Schedules hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with Transactional Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

the Company : CELLULAR BIOMEDICINE GROUP, INC. By: /s/ Tony (Bizuo) Liu Name: Tony (Bizuo) Liu Title: Chief Executive Officer

[Purchasers signature page follows]

the Purchasers: /s/ Bizuo (Tony) Liu Bizuo (Tony) Liu /s/ Andrew Chan Andrew Chan /s/ Yihong Yao Yihong Yao

ANNEX A

Name of Purchaser	Number of Shares	Price per Share	Total Purchase Price
Bizuo (Tony) Liu	29,167	$12.00	$350,000.00
Andrew Chan	8,333	$12.00	$100,000.00
Yihong Yao	4,167	$12.00	$50,000.00

Total	41,667		$500,000.00